EXHIBIT 10.2(b)

                                         Amendment Adopted By The
                                     LIN Broadcasting Corporation
                                               Board of Directors
                                                         11/22/94



          AMENDMENT AND TRANSFER OF PROFIT SHARING PLAN

     RESOLVED, that the LIN Broadcasting Corporation Profit
Sharing Plan (the "Profit Sharing Plan") is hereby amended as follows:

     1. Effective January 1, 1989, the first sentence of the definition of "Compensation" in Section 1.1 is amended to read as follows:

          "The aggregate cash remuneration (exclusive of any payment made under this Plan or any other employee benefit plan) received by an individual from an Employer in a Year for services rendered as an Employee."

     2. Effective January 1, 1989, the definition of "Profits" is deleted in its entirely from Section 1.1.

     3. Effective January 1, 1989, Section 3.1 is amended to read as follows:

          "3.1 Subject to the right of the Board to modify, amend or terminate the Plan, the rights of the Employers to modify, suspend or discontinue their respective contributions under the Plan and the provisions of this Article III, each Employer shall contribute to the Plan for each Year such amount as the Board shall determine, or, in the absence of such determination by the Board, as the board of directors of each Employer shall determine for such Employer, to be its Contribution for such Year; provided, however, that the Contribution of any Employer for such Year shall not be greater than the amount which is allowable as a deduction for Federal income tax purposes."

     4.   Effective January 1, 1989, the second sentence of
     Section 3.4 is deleted in its entirety.

     5.   Effective January 1, 1989, the last sentence of Section
     10.2 is amended to read as follows:


          "On the complete discontinuance of Contributions by the Employers or on the total or partial termination of the Plan, the interest of each affected Participant shall be payable as provided under Section 7.1 as of the Valuation Date coinciding with or next following the date of such discontinuance or termination."

     6. Effective upon and subject to the consummation of the Distribution, the definition of "Company" set for in Section
     1.1 is amended to read as follows:

          "Company: LIN Television Corporation, a Delaware corporation, and any successor thereto."

     7. Effective upon and subject to the consummation of the Distribution, Section 1.1 is amended by adding the following definition of "LIN Broadcasting Affiliate" immediately after the definition of "Five Percent Shareholder" therein:

          "LIN Broadcasting Affiliate: Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes LIN Broadcasting Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with LIN Broadcasting Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code), which includes LIN Broadcasting Corporation; and any other entity required to beaggregated with LINBroadcasting Corporation pursuant to Regulations under Section 414(o) of the Code."

     8. Effective upon and subject to the consummation of the Distribution, the definition of "Service" in Section 1.1 is amended by adding the following at the end thereof:

          "Solely for purposes of determining whether a Participant or former Participant has terminated from Service for purposes of Article VII, Service with LIN
          Broadcasting Corporation or a LIN Broadcasting
          Affiliate shall be treated as Service with the Company."

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, sponsorship of the Profit Sharing Plan shall be transferred to Television (subject to acceptance of such sponsorship by the Board of Directors of Television) and sponsorship of the trust for the Profit Sharing Plan, evidenced by the Security Pacific National Bank Trust Agreement for the LIN Broadcasting Corporation Profit Sharing Plan, shall be transferred to Television (subject to acceptance of such sponsorship by the Board of Directors of Television and the approval of the Trustee of such Trust), in each case on and subject to the terms and provisions of the Employee Benefits Allocation Agreement.

     RESOLVED FURTHER, that the Retirement Benefit Plans
Committee of this Board is hereby authorized, directed and empowered to make such other amendments to the Profit Sharing
Plan as it deems necessary or advisable to reflect such change of sponsorship.

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, the Security Pacific National Bank Trust Agreement for the LIN Broadcasting Corporation Profit Sharing Plan is amended by substituting LIN Television Corporation for LIN Broadcasting Corporation as the "Employer" therein (subject to Television's and the Trustee's consent).

     RESOLVE FURTHER, that the Administrative Committee is hereby authorized, directed and empowered to make such other amendments to the Security Pacific National Bank Trust Agreement for the LIN Broadcasting Corporation Profit Sharing Plan as it deems necessary or advisable to reflect such change of sponsorship, or as the Trustee may require to effectuate such change, and to make such further amendments to the Profit Sharing Plan as the Trustee may require to effectuate such change.

     RESOLVED FURTHER, that the officers of this corporation, or any one of them, are hereby authorized, directed and empowered to notify the Trustee of the trust for the Profit Sharing Plan of such change of sponsorship and to take such actions (including, but not limited to, executing such documents), other than the adoption of amendments to such Plan and Trust, as the Trustee may require to effectuate such change.

     RESOLVED FURTHER, that the officers of this corporation, or any one of them, are hereby authorized, directed and empowered to take such other actions (including, but not limited to, executing such documents) as they, or any one of them, deem necessary or advisable to effectuate the foregoing resolutions